MERIDIAN INSURANCE GROUP, INC.
                         Listing of Subsidiaries
                         As of December 31, 1996




                                                 State of Incorporation
      Name of Subsidiary                             or Organization

Meridian Security Insurance Company                     Indiana

  Citizens Security Group, Inc.                        Minnesota

     Citizens Fund Insurance Company                   Minnesota

     Insurance Company of Ohio                           Ohio

Meridian Service Corporation                            Indiana